UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Deluxe Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 4/30/08.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The following materials are available for view:
Meeting Notice, Proxy Statement and Annual Report to Shareholders (including Form 10-K)
To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 4/16/08.
To request material:     Internet: www.proxyvote.com     Telephone: 1-800-579-1639     **Email: sendmaterial@proxyvote.com
**If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line.
Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

DELUXE CORPORATION

Vote In Person
Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet
To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions up until 11:59 P.M. Central Time the day before the meeting date. Have your notice in hand when you access the web site and follow the instructions.

Meeting Location
The Annual Meeting for holders as of 3/5/08
is to be held on 4/30/08 at 2:00 p.m. CT

at:	3680 Victoria Street North Shoreview, MN 55126

Note to Shareholder:
In past years at this time, our shareholders received a large package containing printed copies of Deluxe Corporation’s Annual Shareholder Meeting Notice, Proxy Statement, Annual Report and a Proxy voting card. As a result of a change in the SEC’s proxy rules, we now have the option to instead provide you with this notice, informing you of the date and location of our 2008 Annual Meeting of Shareholders and how you can view these materials on the Internet and cast your votes for the meeting. We believe that this cost-effective solution benefits Deluxe Corporation and its shareholders, as we have significantly reduced printing and mailing costs versus last year’s annual mailing.

Voting items
1.	ELECTION OF DIRECTORS Nominees:
01)	Ronald C. Baldwin
02)	Charles A. Haggerty
03)	Isaiah Harris, Jr.
04)	Don J. McGrath
05)	Cheryl E. Mayberry McKissack
06)	Neil J. Metviner
07)	Stephen P. Nachtsheim
08)	Mary Ann O’Dwyer
09)	Martyn R. Redgrave
10)	Lee J. Schram

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Deluxe Corporation’s independent registered public accounting firm for the year ending December 31, 2008.

3.	Approval of the Deluxe Corporation 2008 Annual Incentive Plan.

4.	Approval of the Deluxe Corporation 2008 Stock Incentive Plan.

5.	Take action on any other business that may properly come before the meeting and any adjournment thereof.